Exhibit 99.1

Bridge Capital Holdings Added to
Russell 3000 and Russell 2000 Indexes

San Jose, California, June 27, 2011 – Bridge Capital Holdings (Nasdaq: BBNK), whose subsidiary is Bridge Bank, National Association, a full service professional business bank headquartered in the Silicon Valley region of California, announced today that it has been added to the U.S. broad-market Russell 3000 Index and the small-cap Russell 2000 Index, according to a final list of changes to the indexes posted by Russell Investments on June 27, 2011.

Annual reconstitution of Russell’s U.S. indexes captures and ranks the 3,000 largest U.S. stocks by total market capitalization as of the end of May.  Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies.  An industry-leading $3.9 trillion in institutional assets are currently benchmarked to the Russell indexes.

Daniel P. Myers, President and Chief Executive Officer of Bridge Capital Holdings and Bridge Bank, commented, “Our inclusion in the Russell indexes is an important milestone for the Company and reflects the increasing value of our franchise.  The Russell indexes are widely followed, and we believe our inclusion will generate greater visibility for our stock within the investment community.”

About Bridge Capital Holdings

Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK. For additional information, visit the Bridge Capital Holdings website at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.

Bridge Bank, N.A. is Silicon Valley's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small and middle-market companies, and emerging technology businesses, in the markets it serves.  Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers. Visit Bridge Bank on the web at www.bridgebank.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements describe future plans, strategies and expectations. Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management's judgment about the Company, the banking industry and general economic conditions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; new litigation or changes in existing litigation; future credit loss experience; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings' annual reports on Forms 10-K and quarterly reports on Forms 10-Q on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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Contacts

Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Financial Officer and Chief Strategy Officer
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com